UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012 (May 15, 2012)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150 Minnetonka, MN		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2012, TH TRS Corp. (“TRS”), an indirect wholly-owned subsidiary of Two Harbors Investment Corp. (the “Company”), and the Company, as guarantor, amended the Master Repurchase Agreement (the “Repurchase Agreement”) with Barclays Bank Plc, as purchaser and agent (“Barclays”), to extend the maturity date to May 14, 2013. The Repurchase Agreement is used by TRS from time to time to sell certain eligible residential mortgage loans, acquired by TRS from one or more originators, to Barclays.

Also on May 15, 2012, TRS amended its Amended and Restated Forward AAA Securities Agreement (the “Forward AAA Agreement”) with Barclays to extend the maturity date to May 14, 2013. Under the Forward AAA Agreement, TRS may securitize eligible mortgage loans acquired in connection with the Repurchase Agreement in a securitization transaction.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above, the provisions of which are incorporated herein by reference

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 2 to Master Repurchase Agreement dated as of May 15, 2012 among TH TRS Corp., Two Harbors Investment Corp., and Barclays Bank PLC

99.2	Amendment No. 1 to Amended and Restated Forward AAA Securities Agreement dated as of May 15, 2012 between TH TRS Corp. and Barclays Bank PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel
Date: May 15, 2012